CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement") is to be effective as of the 30th day of June, 2005, by and between National Healthcare Technology, Inc. a Colorado corporation, ("Company") and Eirik A. Hjelle ("Consultant").

      For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

      The Parties hereby agree as follows:

      1. APPOINTMENT OF CONSULTANT. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company to assist Company with its Business Strategy, Management and Corporate Expansion goals.

      2. SERVICES. During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of Company, expansion of services, acquisitions and business opportunities, and shall review and advise Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services contemplated thereby:

      (a) The implementation of short-range and long-term strategic planning to fully develop and enhance Company's domestic marketing plan as it relates specifically to the identification of potential service providers and other sources of product distribution in North America;

      (b) Advise Company relative to the recruitment and employment of key executives consistent with the efficient marketing of Company's products and services; and

      (c) Assistance with regard to the identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof.

      (d) Specifically excluded from any services to be rendered is any activity relating to capital raising activities. Any such activities related to capital raising shall be the subject of a separate agreement if and when the need arises.

      3. COMPENSATION. See Attachment "A".

      4. TERM. The term ("Term") of this Consulting Agreement shall be for a period of six (6) months commencing on the date hereof. Either party hereto shall have the right to terminate this Agreement upon five (5) days prior written notice to the other party after the first two (2) months.

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         5. CONFIDENTIALITY. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

         6. INDEMNIFICATION.

         A. Consultant, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Company against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Consultant hereunder. It is understood that the intent of this provision is to absolve and protect Company from any loss, liability, damage and expense directly caused by or connected with the work and/or actions of Consultant hereunder without fault of Company.

         B. Company, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify Consultant against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by Company hereunder. It is understood that the intent of this provision is to absolve and protect Consultant from any loss, liability, damage and expense directly caused by the actions of Company hereunder with out fault of Consultant.

         7. INDEPENDENT CONTRACTOR. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company. All taxes and other expenses are also responsibility of Consultant.

         8. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of California without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

         9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or


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at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

         Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.

All Parties signing below do so with full authority:

Party Receiving Services:                        Party Providing Services:

NATIONAL HEALTHCARE TECHNOLOGY, INC.             EIRIK A. HJELLE

/s/ Charles Smith                                /s/ Eirik Hjelle
-----------------                                ----------------
Charles Smith, CEO                               Eirik Hjelle


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

                                 ATTACHMENT "A"

Payment for services:

A. For the services rendered and performed by Consultant during the term of this Agreement, Company shall, upon acceptance of this Agreement: Pay to Consultant in total of two hundred sixty six thousand six hundred and sixty seven (266,667) free-trading shares, to be registered under an S-8 Registration Statement to be filed with the SEC, of NATIONAL HEALTHCARE TECHNOLOGY, INC. common stock for six (6) months of service.



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